509.624.9223

802 N. Washington St.

mail@fruci.com

Spokane, WA  99201

April 12, 2019

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100F Street, N.E.

Washington, DC 20549

Re: Cannabis Suisse Corp.

Commission file number: 333-213009

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Cannabis Suisse Corp. (Registrant) dated April 12,

2019, and agree with the statements concerning our Firm contained under Item 4.01 therein.

Very truly yours,

/s/ Fruci & Associates II, PLLC

FRUCI & ASSOCIATES II, PLLC

Spokane, Washington